Exhibit 10.66

AMENDMENT TO STOCK OPTION AGREEMENT

THIS AMENDMENT made on April 29, 2003, by and between IDT Corporation, a Delaware corporation (the “Company”) and Marc Knoller (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive have entered into a Stock Option Agreement dated as of August 15, 1994 (the “Agreement”) pursuant to which Executive originally had the right to purchase 230,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”);

WHEREAS, the Company declared a stock dividend of one share of the Company’s class B common stock (“Class B Common Stock”) with respect to each outstanding share of Common Stock, Class B Common Stock and class A common stock, par value $.01 per share, which dividend was payable on May 31, 2001 (the “Stock Dividend”);

WHEREAS, as a result of the Stock Dividend, each option to purchase a share of Common Stock under the Agreement became an option to purchase one share of Common Stock and one share of Class B Common Stock;

WHEREAS, the Agreement is currently exercisable for 25,000 unexercised shares of Common Stock and 25,000 unexercised shares of Class B Common Stock; and

WHEREAS, the parties hereto desire to amend the Agreement to provide for the purchase of a share of Class B Common Stock in lieu of each unexercised share of Common Stock otherwise subject to the Agreement after the Stock Dividend, such that the Agreement will be exercisable for a total of 50,000 shares of Class B Common Stock after the date of this Amendment.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.    Section 2 of the Agreement is hereby deleted and replaced with the following:

“Grant of Options.    Pursuant to a determination by the Board of Directors of the Company (the “Board”), the Company, subject to the terms and conditions of this Agreement, hereby grants, effective as of the date hereof (the “Grant Date”), Nonqualified Stock Options (the “Options”) to purchase from the Company 50,000 shares of class B common stock, par value $.01 per share (“Common Stock”), subject to adjustment as provided in Section 8 hereof.”

2.    Section 4 of the Agreement is hereby deleted and replaced with the following:

“Option Price. The price at which shares of Common Stock shall be purchasable upon exercise of the Options shall be $0.1035 per share (the “Option Price”), subject to adjustment as provided in Section 8 hereof.”

3.    Except as expressly provided above, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

IDT CORPORATION

By:	/S/ STEPHEN R. BROWN

Executive:	Marc Knoller